Exhibit 99.1

CERTIFICATIONS PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Vahe A. Sarkissian, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the annual report of FEI Company on Form 10-K for the fiscal year ended December 31, 2001 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such annual report on Form 10-K fairly presents in all material respects the financial condition and results of operations of FEI Company.

By:	/s/ VAHE A. SARKISSIAN
Vahe A. Sarkissian
Chairman of the Board of Directors,
President and Chief Executive Officer

I, Stephen F. Loughlin, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the annual report of FEI Company on Form 10-K for the fiscal year ended December 31, 2001 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such annual report on Form 10-K fairly presents in all material respects the financial condition and results of operations of FEI Company.

By:	Stephen F. Loughlin
Stephen F. Loughlin
Vice President of Finance
and acting Chief Financial Officer